Exhibit 3.43

Articles of Incorporation

STATE OF NEVADA

Secretary of State

OPNET, INC.

1.                                       NAME OF CORPORATION:  OPNET, Inc.

2.                                       RESIDENT AGENT:  The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

3.                                       SHARES (number of share the corporation is authorized to issue):

Number of shares with par value:  100; Par value:  $.01; number of shares without par value:  -0-

4.                                       GOVERNING BOARD:  Directors

The first board of directors shall consist of two members and the names and addresses are as follows:

Ivan R. Sabel     — 7700 Old Georgetown Road, Bethesda, MD 20814
Richard A Stein — 7700 Old Georgetown Road, Bethesda, MD 20814

5.                                       PURPOSE:  (Optional)                                                                                                         .

6.                                       OTHER MATTERS:  This form includes the minimal statutory requirements to incorporate under NRS 78.

7.                                       SIGNATURE OF INCORPORATORS:  The names and address of each of the incorporators signing the articles:

/s/ Jay W. Freedman, Esq.
1050 Connecticut Avenue, #825
Washington, DC 20036

This instrument was acknowledged before
me on April 2, 1996, by Jay W. Freedman
as incorporator of OPNET, Inc.

/s/ Agatha R
Notary Public, my commission expires 4/14/97

8.                                       CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:  The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above named corporation.